EXHIBIT 99.1

NEWS RELEASE

Victory Capital Reports Record Fourth-Quarter Results

Fourth-Quarter Highlights

•
Total Client Assets of $316.6 billion
•
Long-term gross flows of $17.1 billion
•
Long-term net flows of ($2.1) billion
•
GAAP operating margin of 40.9%
•
GAAP net income per diluted share of $1.32
•
Adjusted EBITDA margin of 52.8%
•
Adjusted net income with tax benefit per diluted share of $1.78
•
Board authorizes regular quarterly cash dividend of $0.49

San Antonio, Texas, February 4, 2026 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter and year ended December 31, 2025.

“We ended 2025 with positive momentum and in a position of strength, achieving record quarterly and annual levels of gross flows, revenue, and earnings,” said David Brown, Chairman and Chief Executive Officer. “In early 2026, we achieved record high AUM and are well positioned to execute on all our growth strategies.

“Our investment performance remains excellent and improved during the fourth quarter. The percentage of our AUM outperforming benchmarks over the respective 1-, 3-, 5-, and 10-year periods ended December 31, was 63%, 63%, 68%, and 78%. In addition, 65% of our rated AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“The integration of Pioneer Investments is substantially complete, with $97 million of net expense synergies having been achieved by year end. The remaining $13 million of net expense synergies are on track to be completed during 2026.

“Meaningful progress continues across key growth drivers, including achieving positive net flows from our international distribution channel, our VictoryShares ETF platform, and multiple Investment Franchises. This momentum is supported by the launching of new products and vehicles, the continued ramp-up of our international sales capabilities, our enlarged US salesforce, and investments we are making into our key distribution partners.

“Capital returned to shareholders during 2025 reached a record $366 million. In the fourth quarter, we repurchased more than 800,000 shares of VCTR common stock and, combined with dividends, returned a total of $93 million to shareholders.

“As our top capital deployment priority, we remain very active and disciplined in pursuing strategic acquisitions, and we also intend to continue with our meaningful share repurchases.

“As always, we continue to focus on serving our clients, which is our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Assets Under Management[1]
Ending	$313,775	$310,644	$171,930	$313,775	$171,930
Average	312,873	303,584	175,741	268,806	169,658

AUM Long-term Flows[2]
Long-term Gross	$17,127	$16,962	$6,615	$58,821	$25,255
Long-term Net	(2,089)	(244)	(1,729)	(4,198)	(7,090)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$345	$334	$178	$1,164	$912
Money Market / Short-term Net	(22)	(48)	(140)	(258)	(287)

AUM Total Flows
Total Gross	$17,472	$17,296	$6,793	$59,985	$26,167
Total Net	(2,111)	(292)	(1,870)	(4,456)	(7,377)

Consolidated Financial Results (GAAP)
Revenue	$374.1	$361.2	$232.4	$1,306.1	$893.5
AUM revenue realization (in bps)	47.4	47.2	52.5	48.6	52.6
Operating expenses	220.9	223.1	120.6	827.7	466.0
Income from operations	153.2	138.1	111.7	478.4	427.5
Operating margin	40.9%	38.2%	48.1%	36.6%	47.8%
Net income	112.8	96.5	76.9	330.1	288.9
Earnings per diluted share	$1.32	$1.11	$1.17	$4.08	$4.38
Cash flow from operations	145.1	165.2	91.8	385.5	340.0

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$197.5	$190.5	$125.5	$682.9	$475.6
Adjusted EBITDA margin	52.8%	52.7%	54.0%	52.3%	53.2%
Adjusted net income	141.3	130.9	85.0	472.6	312.9
Tax benefit of goodwill and acquired intangible assets	10.5	10.5	10.1	41.4	40.2
Adjusted net income with tax benefit	151.7	141.3	95.1	513.9	353.1
Adjusted net income with tax benefit per diluted share[4]	$1.78	$1.63	$1.45	$6.38	$5.36

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock for the quarterly periods ended September 30, 2025 and December 31, 2025 and the year ended December 31, 2025.

AUM, Flows and Investment Performance

At December 31, 2025, Victory Capital had total client assets of $316.6 billion, assets under management of $313.8 billion, and other assets of $2.8 billion. Total AUM increased by $3.2 billion to $313.8 billion at December 31, 2025, compared with $310.6 billion at September 30, 2025. The increase was due to positive market action of $6.2 billion partially offset by net outflows of $2.1 billion. Total gross flows for the fourth quarter were $17.5 billion, including long-term gross flows of $17.1 billion.

As of December 31, 2025, Victory Capital offered 187 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2025.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
63%	63%	68%	78%

Fourth Quarter 2025 Compared with Third Quarter 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments ("Pioneer" or "Pioneer Investments") for the acquired business and investment products. Sequential results reflect the acquisition. Revenue increased 3.6% to $374.1 million in the fourth quarter, compared with $361.2 million in the third quarter, primarily due to higher average AUM over the comparable period. GAAP operating margin expanded 270 basis points in the fourth quarter to 40.9%, up from 38.2% in the third quarter primarily due to a $5.9 million decrease in restructuring and integration related costs partially offset by a $4.0 million increase in compensation related expenses. Fourth quarter GAAP net income increased 16.9% to $112.8 million, or $1.32 per diluted share, up from $96.5 million, or $1.11 per diluted share, in the prior quarter.

Adjusted net income with tax benefit increased 7.4% to $151.7 million, or $1.78 per diluted share in the fourth quarter, up from $141.3 million, or $1.63 per diluted share, in the third quarter. Adjusted EBITDA increased 3.7% to $197.5 million in the fourth quarter, versus $190.5 million in the third quarter. Adjusted EBITDA margin expanded 10 basis points in the fourth quarter of 2025 to 52.8% compared with 52.7% in the prior quarter.

Fourth Quarter 2025 Compared with Fourth Quarter 2024

Current year results reflect the acquisition of Amundi US, which closed on April 1, 2025. Revenue for the three months ended December 31, 2025, increased 61.0% to $374.1 million, compared with $232.4 million in the same quarter of 2024 as a result of higher average AUM over the comparable period. Operating expenses increased 83.2% to $220.9 million, compared with $120.6 million in last year’s fourth quarter reflecting variable operating expenses that rose as a result of higher average AUM and an expanded business and restructuring and integration costs related to the acquisition of Amundi US. GAAP operating margin contracted 720 basis points to 40.9% in the fourth quarter, from 48.1% in the same quarter of 2024. GAAP net income increased 46.6% to $112.8 million, or $1.32 per diluted share, in the fourth quarter compared with $76.9 million, or $1.17 per diluted share, in the same quarter of 2024.

Adjusted net income with tax benefit increased 59.5% to $151.7 million, or $1.78 per diluted share, in the fourth quarter, compared with $95.1 million, or $1.45 per diluted share in the same quarter last year. Adjusted EBITDA increased 57.4% to $197.5 million, compared with $125.5 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin contracted 120 basis points to 52.8% in the fourth quarter of 2025, compared with 54.0% in the same quarter last year.

Year Ended December 31, 2025 Compared with Year Ended December 31, 2024

Current year results reflect the acquisition of Amundi US, which closed on April 1, 2025. Revenue for the year ended December 31, 2025, increased 46.2% to $1.3 billion, compared with $893.5 million in the same period of 2024. The increase was primarily due to higher average AUM.

Operating expenses increased 77.6% to $827.7 million for the year ended December 31, 2025, compared with $466.0 million in the same period in 2024, due to higher variable operating expenses as a result of the higher average AUM, an increase in acquisition-related costs, and an increase in restructuring and integration costs related to the acquisition of Amundi US. GAAP operating margin was 36.6% for the year ended December 31, 2025, a 1,120 basis point contraction from the 47.8% recorded in the same period in 2024. GAAP net income increased 14.3% to $330.1 million, or $4.08 per diluted share, in 2025 compared with $288.9 million, or $4.38 per diluted share, in 2024.

Adjusted net income with tax benefit increased 45.6% to $513.9 million for the year ended December 31, 2025, up from $353.1 million in 2024. On a per-share basis, adjusted net income with tax benefit increased 19.0% to $6.38 per diluted share for the year ended December 31, 2025 compared to $5.36 per diluted share in 2024. For the year ended December 31, 2025, adjusted EBITDA increased 43.6% to $682.9 million, compared with $475.6 million for the same period in 2024. Year-over-year, adjusted EBITDA margin contracted 90 basis points to 52.3% for the year ended December 31, 2025, compared with 53.2% in the previous year.

Balance Sheet / Capital Management

The total debt outstanding as of December 31, 2025 was approximately $983 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.49 per share. The dividend is payable on March 25, 2026, to shareholders of record on March 10, 2026.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $316.6 billion in total client assets, as of December 31, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the ongoing conflicts and potential military conflicts in Ukraine, Venezuela, China/Taiwan, and/or the Middle East, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Revenue
Investment management fees	$301,353	$288,509	$183,826	$1,045,469	$704,583
Fund administration and distribution fees	72,769	72,686	48,545	260,662	188,894
Total revenue	374,122	361,195	232,371	1,306,131	893,477

Expenses
Personnel compensation and benefits	100,954	96,983	58,857	362,991	217,214
Distribution and other asset-based expenses	68,315	66,160	36,924	231,991	146,489
General and administrative	22,147	23,463	14,268	83,319	56,694
Depreciation and amortization	21,593	22,032	7,514	72,851	30,176
Change in value of consideration payable for acquisition of business	3,064	3,841	294	11,403	2,694
Acquisition-related costs	570	379	2,135	35,479	11,285
Restructuring and integration costs	4,304	10,211	634	29,674	1,411
Total operating expenses	220,947	223,069	120,626	827,708	465,963

Income from operations	153,175	138,126	111,745	478,423	427,514
Operating margin	40.9%	38.2%	48.1%	36.6%	47.8%

Other income (expense)
Interest income and other income (expense)	3,713	4,875	1,768	15,298	10,441
Interest expense and other financing costs	(15,229)	(13,113)	(14,657)	(54,787)	(63,836)
Loss on debt extinguishment	—	(614)	(263)	(614)	(363)
Total other expense, net	(11,516)	(8,852)	(13,152)	(40,103)	(53,758)

Income before income taxes	141,659	129,274	98,593	438,320	373,756

Income tax expense	(28,847)	(32,733)	(21,654)	(108,258)	(84,892)

Net income	$112,812	$96,541	$76,939	$330,062	$288,864
Preferred stock dividends	(9,769)	(9,696)	—	(29,138)	—
Income attributable to Preferred stockholders	(16,848)	(12,528)	—	(30,773)	—
Net income attributable to common shareholders	$86,195	$74,317	$76,939	$270,151	$288,864

Earnings per share of common stock
Basic	$1.33	$1.12	$1.19	$4.13	$4.47
Diluted	1.32	1.11	1.17	4.08	4.38

Weighted average number of shares outstanding
Basic	64,584	66,206	64,428	65,439	64,607
Diluted	65,329	66,964	65,519	66,376	65,928

Dividends declared per share	$0.49	$0.49	$0.44	$1.94	$1.555

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income (GAAP)	$112,812	$96,541	$76,939	$330,062	$288,864
Income tax expense	(28,847)	(32,733)	(21,654)	(108,258)	(84,892)
Income before income taxes	$141,659	$129,274	$98,593	$438,320	$373,756
Interest expense	15,367	12,136	13,971	52,224	60,799
Depreciation	2,519	3,295	2,228	11,218	8,959
Other business taxes	1,101	637	376	3,353	1,525
Amortization of acquisition-related intangible assets	19,074	18,737	5,286	61,633	21,217
Stock-based compensation	2,143	2,022	1,007	7,325	4,246
Acquisition, restructuring and exit costs	15,439	21,400	3,063	104,150	1,735
Debt issuance costs	174	2,950	981	4,628	3,385
Adjusted EBITDA	$197,476	$190,451	$125,505	$682,851	$475,622
Adjusted EBITDA margin	52.8%	52.7%	54.0%	52.3%	53.2%

Net income (GAAP)	$112,812	$96,541	$76,939	$330,062	$288,864
Adjustment to reflect the operating performance of the Company
Other business taxes	1,101	637	376	3,353	1,525
Amortization of acquisition-related intangible assets	19,074	18,737	5,286	61,633	21,217
Stock-based compensation	2,143	2,022	1,007	7,325	4,246
Acquisition, restructuring and exit costs	15,439	21,400	3,063	104,150	1,735
Debt issuance costs	174	2,950	981	4,628	3,385
Tax effect of above adjustments	(9,482)	(11,437)	(2,679)	(38,576)	(8,028)
Adjusted net income	$141,261	$130,850	$84,973	$472,575	$312,944

Adjusted net income per diluted share[2]	$1.66	$1.51	$1.30	$5.87	$4.75

Weighted average number of shares outstanding - diluted (GAAP)	65,329	66,964	65,519	66,376	65,928
Weighted average number of shares outstanding - diluted (Non-GAAP)[2]	85,219	86,751	65,519	80,524	65,928

Tax benefit of goodwill and acquired intangible assets	$10,487	$10,487	$10,141	$41,370	$40,171
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.12	$0.12	$0.15	$0.51	$0.61

Adjusted net income with tax benefit	$151,748	$141,337	$95,114	$513,945	$353,115
Adjusted net income with tax benefit per diluted share[2]	$1.78	$1.63	$1.45	$6.38	$5.36

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock for the quarterly periods ended September 30, 2025 and December 31, 2025 and the year ended December 31, 2025.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands, except for shares and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$163,690	$126,731
Investment management fees receivable	150,512	83,307
Fund administration and distribution fees receivable	25,861	16,014
Other receivables	4,768	1,346
Prepaid expenses	16,071	8,634
Investments in proprietary funds, at fair value	636	605
Deferred compensation plan investments, at fair value	98,758	34,608
Property and equipment, net	23,833	11,874
Goodwill	1,235,940	981,805
Other intangible assets, net	2,477,617	1,260,614
Other assets	50,164	22,053
Total assets	$4,247,850	$2,547,591

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$72,387	$57,951
Accrued compensation and benefits	86,355	51,648
Consideration payable for acquisition of business	87,564	139,894
Deferred compensation plan liability	80,636	34,608
Deferred tax liability, net	479,792	157,120
Other liabilities	46,373	20,871
Long-term debt(1)	970,014	963,862
Total liabilities	1,823,121	1,425,954

Stockholders' equity:
Common stock; $0.01 par value per share: 2025 - 600,000,000 shares authorized, 87,866,675 shares issued and 64,149,525 shares outstanding; 2024 - 600,000,000 shares authorized, 83,947,949 shares issued and 63,653,212 shares outstanding	879	839
Preferred stock, $0.01 par value per share: 2025 - 100,000,000 shares authorized, 19,936,821 shares issued and outstanding; 2024 - 100,000,000 shares authorized, no shares issued and outstanding	199	—
Additional paid-in capital	2,102,938	752,371
Treasury stock, at cost: 2025 - 23,717,150 shares; 2024 - 20,294,737 shares	(786,008)	(574,856)
Accumulated other comprehensive income	9,020	18,683
Retained earnings	1,097,701	924,600
Total stockholders' equity	2,424,729	1,121,637
Total liabilities and stockholders’ equity	$4,247,850	$2,547,591

1 Balances at December 31, 2025 and 2024 are shown net of unamortized loan discount and debt issuance costs in the amount of $12.5 million and $8.3 million, respectively. The gross amount of the debt outstanding was $982.5 million and $972.2 million as of December 31, 2025 and 2024, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2025	2025	2024
Beginning AUM	$310,644	$298,563	$176,113
Beginning other assets[1]	2,726	3,050	4,981
Beginning total client assets	313,370	301,613	181,094

AUM net cash flows	(2,111)	(292)	(1,870)
Other assets net cash flows	—	(502)	(675)
Total client assets net cash flows	(2,111)	(794)	(2,545)

AUM market appreciation (depreciation)	6,152	14,515	(2,237)
Other assets market appreciation (depreciation)	120	177	(141)
Total client assets market appreciation (depreciation)	6,273	14,692	(2,378)

AUM realizations and distributions	(287)	—	—
Acquired & divested assets / Net transfers[4]	(624)	(2,141)	(76)

Ending AUM	313,775	310,644	171,930
Ending other assets	2,846	2,726	4,165
Ending total client assets	316,621	313,370	176,096
Average total client assets[2]	315,662	306,457	180,104

	For the Year Ended
	December 31,	December 31,
	2025	2024
Beginning AUM	$171,930	$161,322
Beginning other assets[1]	4,165	5,289
Beginning total client assets	176,096	166,611

AUM net cash flows	(4,456)	(7,377)
Other assets net cash flows	(1,948)	(1,627)
Total client assets net cash flows	(6,404)	(9,004)

AUM market appreciation (depreciation)	37,742	18,100
Other assets market appreciation (depreciation)	629	504
Total client assets market appreciation (depreciation)	38,371	18,604

AUM realizations and distributions	(311)	(2)
Acquired & divested assets / Net transfers[4]	108,869	(113)

Ending AUM	313,775	171,930
Ending other assets	2,846	4,165
Ending total client assets	316,621	176,096
Average total client assets[3]	272,134	174,542

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending December 31, 2025, September 30, 2025 and December 31, 2024 total client assets revenue realization was 47.0 basis points, 46.8 basis points and 51.3 basis points, respectively.

3For the year ended December 31, 2025 and 2024 total client assets revenue realization was 48.0 basis points and 51.2 basis points, respectively.

4Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter. The year ended December 31, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion, partially offset by assets divested due to the closure of four Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2025	2025	2024
Beginning assets under management	$310,644	$298,563	$176,113
Gross client cash inflows	17,472	17,296	6,793
Gross client cash outflows	(19,583)	(17,588)	(8,663)
Net client cash flows	(2,111)	(292)	(1,870)
Market appreciation (depreciation)	6,152	14,515	(2,237)
Realizations and distributions	(287)	—	—
Acquired & divested assets / Net transfers[2]	(624)	(2,141)	(76)
Ending assets under management	313,775	310,644	171,930
Average assets under management	312,873	303,584	175,741

	For the Year Ended
	December 31,	December 31,
	2025	2024
Beginning assets under management	$171,930	$161,322
Gross client cash inflows	59,985	26,167
Gross client cash outflows	(64,441)	(33,545)
Net client cash flows	(4,456)	(7,377)
Market appreciation (depreciation)	37,742	18,100
Realizations and distributions	(311)	(2)
Acquired assets / Net transfers[2]	108,869	(113)
Ending assets under management	313,775	171,930
Average assets under management	268,806	169,658

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Three months ended September 30 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter. The year ended December 31, 2025 includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of four Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	December 31,	September 30,	December 31,
	2025	2025	2024
Beginning other assets (institutional)	$2,726	$3,050	$4,981
Gross client cash inflows	—	—	—
Gross client cash outflows	—	(502)	(675)
Net client cash flows	—	(502)	(675)
Market appreciation (depreciation)	120	177	(141)
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	2,846	2,726	4,165
Average other assets (institutional)[2]	2,788	2,873	4,363

	For the Year Ended
	December 31,	December 31,
	2025	2024
Beginning other assets (institutional)	$4,165	$5,289
Gross client cash inflows	—	467
Gross client cash outflows	(1,949)	(2,094)
Net client cash flows	(1,948)	(1,627)
Market appreciation (depreciation)	629	504
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	2,846	4,165
Average other assets (institutional)[3]	3,328	4,883

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending December 31, 2025, September 30, 2025 and December 31, 2024 total other assets (institutional) revenue realization was 3.5 basis points, 3.3 basis points and 3.2 basis points, respectively.

3For the year ended December 31, 2025 and 2024 total other assets (institutional) revenue realization was 3.3 basis points and 3.4 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
December 31, 2025
Beginning assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644
Gross client cash inflows	846	266	5,555	3,347	1,848	5,043	221	17,127	345	17,472
Gross client cash outflows	(2,539)	(1,913)	(5,723)	(4,376)	(1,578)	(2,902)	(185)	(19,216)	(367)	(19,583)
Net client cash flows	(1,694)	(1,647)	(169)	(1,028)	271	2,142	36	(2,089)	(22)	(2,111)
Market appreciation (depreciation)	(11)	185	759	1,536	1,482	2,148	9	6,109	43	6,152
Realizations and distributions	—	—	(287)	—	—	—	—	(287)	—	(287)
Acquired assets / Net transfers	(180)	(81)	(145)	(189)	(33)	(24)	(24)	(676)	52	(624)
Ending assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775

September 30, 2025
Beginning assets under management	$31,833	$13,140	$79,752	$61,654	$25,576	$79,988	$2,986	$294,930	$3,632	$298,563
Gross client cash inflows	819	307	5,816	1,960	2,923	4,921	216	16,962	334	17,296
Gross client cash outflows	(2,229)	(1,494)	(5,491)	(3,930)	(930)	(2,962)	(169)	(17,206)	(382)	(17,588)
Net client cash flows	(1,410)	(1,187)	325	(1,970)	1,993	1,958	47	(244)	(48)	(292)
Market appreciation (depreciation)	1,469	977	1,247	4,003	1,695	5,112	(25)	14,478	37	14,515
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers[2]	(14)	(209)	(939)	(626)	(304)	(95)	7	(2,180)	38	(2,141)
Ending assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644

December 31, 2024
Beginning assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113
Gross client cash inflows	1,163	393	987	75	1,535	2,291	170	6,615	178	6,793
Gross client cash outflows	(1,881)	(1,215)	(1,391)	(413)	(1,023)	(2,037)	(384)	(8,344)	(319)	(8,663)
Net client cash flows	(718)	(822)	(404)	(338)	513	254	(214)	(1,729)	(140)	(1,870)
Market appreciation (depreciation)	(1,008)	21	(342)	279	(1,143)	(100)	13	(2,279)	43	(2,237)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(24)	(6)	66	(32)	(26)	(105)	3	(125)	48	(76)
Ending assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
December 31, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	3,622	1,475	18,314	7,646	8,428	18,421	916	58,821	1,164	59,985
Gross client cash outflows	(8,121)	(4,994)	(18,771)	(12,137)	(7,131)	(10,925)	(939)	(63,019)	(1,422)	(64,441)
Net client cash flows	(4,500)	(3,518)	(458)	(4,491)	1,297	7,496	(23)	(4,198)	(258)	(4,456)
Market appreciation (depreciation)	1,737	353	3,506	12,367	6,836	12,677	119	37,595	146	37,742
Realizations and distributions	—	—	(287)	—	—	—	(24)	(311)	—	(311)
Acquired assets / Net transfers[2]	2,172	(440)	53,381	41,356	3,452	8,463	(15)	108,368	500	108,869
Ending assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775

December 31, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	4,516	2,043	4,912	284	3,762	8,634	1,105	25,255	912	26,167
Gross client cash outflows	(7,685)	(4,195)	(5,905)	(1,540)	(2,893)	(8,509)	(1,618)	(32,345)	(1,200)	(33,545)
Net client cash flows	(3,169)	(2,152)	(993)	(1,256)	869	125	(513)	(7,090)	(287)	(7,377)
Market appreciation (depreciation)	3,189	1,035	924	2,873	1,570	8,290	47	17,929	172	18,100
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(40)	(58)	116	(104)	(115)	(118)	17	(301)	188	(113)
Ending assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2The year ended December 31, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion, partially offset by assets divested due to the closure of four Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of December 31,
	2025		2024
(in millions)	Amount	% of total	Amount	% of total
U.S.	$258,975	83%	$165,706	96%
Non-U.S.	54,799	17%	6,224	4%
Total AUM1&2	$313,775	100%	$171,930	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of four Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
December 31, 2025
Beginning assets under management	$172,923	$13,786	$123,935	$310,644
Gross client cash inflows	7,422	1,274	8,776	17,472
Gross client cash outflows	(11,115)	(246)	(8,222)	(19,583)
Net client cash flows	(3,693)	1,027	555	(2,111)
Market appreciation (depreciation)	3,211	233	2,709	6,152
Realizations and distributions	—	—	(287)	(287)
Acquired assets / Net transfers[5]	(238)	2	(389)	(624)
Ending assets under management	$172,203	$15,049	$126,523	$313,775

September 30, 2025
Beginning assets under management	$167,973	$11,975	$118,615	$298,563
Gross client cash inflows	7,088	1,573	8,635	17,296
Gross client cash outflows	(9,081)	(320)	(8,187)	(17,588)
Net client cash flows	(1,993)	1,252	449	(292)
Market appreciation (depreciation)	8,218	560	5,737	14,515
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers[6]	(1,276)	—	(866)	(2,141)
Ending assets under management	$172,923	$13,786	$123,935	$310,644

December 31, 2024
Beginning assets under management	$117,044	$6,694	$52,375	$176,113
Gross client cash inflows	3,545	1,167	2,082	6,793
Gross client cash outflows	(5,865)	(130)	(2,667)	(8,663)
Net client cash flows	(2,320)	1,036	(586)	(1,870)
Market appreciation (depreciation)	(1,063)	(146)	(1,028)	(2,237)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(15)	(76)	15	(76)
Ending assets under management	$113,645	$7,508	$50,777	$171,930

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Three months ended December 31, 2025 includes the impact of divested assets from one Investment Franchise closure in the fourth quarter.

6Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
December 31, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	24,768	7,476	27,741	59,985
Gross client cash outflows	(36,240)	(1,082)	(27,119)	(64,441)
Net client cash flows	(11,472)	6,394	622	(4,456)
Market appreciation (depreciation)	20,651	1,062	16,029	37,742
Realizations and distributions	—	—	(311)	(311)
Acquired assets / Net transfers[5]	49,379	85	59,405	108,869
Ending assets under management	$172,203	$15,049	$126,523	$313,775

December 31, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	14,954	3,089	8,124	26,167
Gross client cash outflows	(22,408)	(915)	(10,222)	(33,545)
Net client cash flows	(7,454)	2,174	(2,097)	(7,377)
Market appreciation (depreciation)	12,561	404	5,136	18,100
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(263)	(40)	189	(113)
Ending assets under management	$113,645	$7,508	$50,777	$171,930

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5The year ended December 31, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion, partially offset by assets divested due to the closure of four Investment Franchises.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.